Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Merit Medical Systems, Inc. for the quarter ended June 30, 2004, I, Fred P. Lampropoulos, Chief Executive Officer of Merit Medical Systems, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)           The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Merit Medical Systems, Inc.

Date: October 1, 2004	/s/Fred P. Lampropoulos
Fred P. Lampropoulos
Chairman of the Board, President
and Chief Executive Officer